UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2011 (February 3, 2011)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of Principal Executive Offices, Zip Code)

(949) 699-3900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On February 3, 2011, The Wet Seal, Inc. (the “Company”), certain wholly owned subsidiaries of the Company (together with the Company, the “Borrowers”), Wet Seal GC, LLC (f/k/a Wet Seal GC, Inc., the “Guarantor”), and Bank of America, N.A. (the “Revolving Credit Lender”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), which is scheduled to mature on February 3, 2016. The Credit Agreement amended and restated a previous amended and restated credit agreement, dated as of August 14, 2006, by and among the Borrowers, the Guarantor and the Revolving Credit Lender, which was scheduled to mature on May 31, 2011. The Credit Agreement provides for a $35.0 million senior revolving credit facility, which may be increased at any time up to a maximum of $50 million upon the mutual agreement of the Borrowers and the Revolving Credit Lender.

In general, borrowings under the Credit Agreement (including swing line borrowings) bear interest on the basis of either a base rate plus the applicable margin (0.50% to 1.00% depending on the excess of the borrowing base less the amounts outstanding under the Credit Agreement) or the average one-, two-, three- or six months LIBOR plus the applicable margin (1.50% to 2.00% depending on the excess of the borrowing base less the amounts outstanding under the Credit Agreement). The base rate is equal to the higher of (a) the Revolving Credit Lender’s prime rate, (b) the Federal funds rate plus 0.50%, or (c) the one month LIBOR plus 1.0%.

Principal payments under the Credit Agreement are made at our discretion with the entire unpaid amount due at maturity. All outstanding indebtedness under the Credit Agreement may be voluntarily prepaid in whole or in part without premium or penalty. The Guarantor, one of our wholly owned subsidiaries, guarantees outstanding indebtedness under the Credit Agreement. Any borrowings, along with the guarantee of this Guarantor subsidiary, are further secured by a pledge of substantially all of our inventory, cash, and investments to the extent such investments constitute cash equivalents under the Credit Agreement.

The Credit Agreement includes a financial covenant that obligates the Borrowers to maintain availability under the facility of the greater of (i) ten percent (10%) of the aggregate amount of the facility, or (ii) $4,000,000. In addition, the Credit Agreement restricts, in certain circumstances, the Borrowers’ ability to incur additional indebtedness, create liens on its assets, make investments, engage in mergers or consolidations, sell assets, and engage in certain transactions with affiliates.

The Credit Agreement contains certain customary events of default, including, without limitation, failure to make payments, a cross-default to certain other debt, breaches of covenants, breaches of representations and warranties, and change of control.

The above summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the Amended and Restated Security Agreement, among the Borrowers, Guarantor, and the Revolving Credit Lender is filed as Exhibit 10.2 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Credit Agreement, dated as of February 3, 2011, among Bank of America, N.A., the lenders party thereto, The Wet Seal, Inc., The Wet Seal Retail, Inc., Wet Seal Catalog, Inc., Wet Seal GC, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Amended and Restated Security Agreement, dated as of February 3, 2011, among Bank of America, N.A., The Wet Seal, Inc., The Wet Seal Retail, Inc., Wet Seal Catalog, Inc., and Wet Seal GC, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2011	THE WET SEAL, INC.

	By:	/S/ STEVEN H. BENRUBI
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1	Amended and Restated Credit Agreement, dated as of February 3, 2011, among Bank of America, N.A., the lenders party thereto, The Wet Seal, Inc., The Wet Seal Retail, Inc., Wet Seal Catalog, Inc., Wet Seal GC, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Amended and Restated Security Agreement, dated as of February 3, 2011, among Bank of America, N.A., The Wet Seal, Inc., The Wet Seal Retail, Inc., Wet Seal Catalog, Inc., and Wet Seal GC, LLC.